THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO NATION ENERGY INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

PROMISSORY NOTE

AUD$24,322,501.00

Dated: May 31, 2016
                                                                                                                         Denver, Colorado

For value received, NATION ENERGY (AUSTRALIA) PTY LTD, an Australian limited company (the “Company”), promises to pay to PALTAR PETROLEUM LIMITED, an Australian limited company (the “Holder”), the principal sum of Twenty-Four Million Three Hundred Twenty-Two Thousand Five Hundred One and no/100 Australian Dollars (AUD$24,322,501.00). Interest shall accrue from the date of this Promissory Note (this “Note”) on the unpaid principal amount hereunder at a rate equal to 5.00% per annum; provided, that on and after the Maturity Date (as defined below) or an Event of Default (as defined below), interest shall accrue from and after such date on the unpaid principal and all accrued but unpaid interest of this Note at a rate equal to 10.00% per annum.  This note is the promissory note referenced in those certain Earning Agreements dated effective May 31 ,2016 between the Company and the Holder and between the Company and Officer Petroleum Pty Ltd. (the “Earning Agreements”).  This Note is subject to the following terms and conditions:

1.            Maturity.  Subject to prepayment as set forth in Section 2, all principal and any accrued but unpaid interest under this Note shall be due and payable on May 31, 2019 (the “Maturity Date”).  Interest shall accrue on this Note and shall be due and payable in full on the Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon a material breach by the Company of this Note that is not cured within thirty (30) days of such breach (an “Event of Default”).

2.            Payment.  All payments hereunder shall be made in lawful money of the Commonwealth of Australia at the Holder’s address on the signature page attached hereto or at such other place as the Holder hereof may from time to time designate in writing to the Company.

3.            Prepayment.  The Company may prepay this Note at any time. In the event that Paltar Nation Limited Partnership receives financing in 2016 of at least USD$80,000,000 (the “LP Financing”), the Company must make payments of principal on this Note, to the extent of outstanding principal at such applicable time(s), in the amounts and at the times as follows:  (a) in the event that Parent (defined below), and/or Nation SLP, LLC receive payments in 2016 totaling at least USD$15,000,000 related to the funds received in the LP Financing, the Company shall pay to the Holder a principal payment of the Australian dollar equivalent of USD$10,000,000 within 10 business days of receiving such funds, and (b) in the event that Parent and/or Nation SLP, LLC receive payments in 2017 totaling at least USD$10,000,000 related to the funds received in the LP Financing or a similar subsequent financing, the Company shall pay to the Holder a principal payment of the Australian dollar equivalent of USD$5,000,000 within 10 business days of receiving such funds.

4.            Guaranty.  The Company’s obligations under this Note are hereby guaranteed as to prompt payment and performance by Nation Energy, Inc., a Wyoming corporation (“Parent”). Parent is currently the sole shareholder of the Company.

5.            Holder Covenant.  Holder hereby covenants that, when Holder receives any payment under this Note, to the extent Holder has outstanding payment obligations to third parties for services performed or goods provided in the exploration blocks that are the subject of the Earning Agreements, Holder shall use the funds received as payment under this Note to pay, to the fullest extent possible, such outstanding payment obligations.

6.            Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holder.  Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note (or an indemnity agreement if the Note is lost, stolen or destroyed) for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.  The Company cannot assign this Note or its obligations or rights hereunder without the approval of the Holder.

7.            Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the Company and the Holder shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

8.            Notices.  All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon: (a) personal delivery to the party to be notified, (b) when sent, if received by electronic mail or facsimile during normal business hours of the recipient, and if not received during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) business days after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature pages to the Purchase Agreement, or as subsequently modified by written notice.

9.            Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Company and the Holder.

10.          Entire Agreement.  This Note, and the documents referred to herein and therein, constitute the entire agreement between the Company and the Holder pertaining to the subject matter hereof and thereof, and any and all other written or oral agreements existing between the Company and the Holder are expressly canceled.

11.          Interest Rate Limitation.  Notwithstanding anything to the contrary contained in this Note, the interest paid or agreed to be paid under the Earning Agreements shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

12.          Loss of Note.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Note, the Company shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Promissory Note as of the date first set forth above.

Executed by Nation Energy (Australia) Pty Ltd (ACN 606 533 046) in accordance with section 127 of the Corporations Act by authority of its directors: /s/ John R. Hislop	/s/ Darrel Causbrook
Director John R. Hislop	Director Darrel Causbrook
Print name	Print name
Executed by Paltar Petroleum Limited (ACN 149 987 459) in accordance with section 127 of the Corporations Act by authority of its directors: /s/ Nick Tropea	/s/ Marc A. Bruner
Secretary Nick Tropea	Director Marc A. Bruner
Print name	Print name

GUARANTOR:

nation ENERGY INC.

By:   /s/ Carmen J. Lotito

                           (Signature)

Name:  Carmen J. Lotito

Title:     Vice President

HOLDER’S ADDRESS:

Paltar Petroleum Limited

Level 10, 32 Martin Place

Sydney, New South Wales 2000

[Signature Page to Promissory Note]